Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Michael R. Kallet, President and Chief Executive Officer, and Eric E. Stickels, Executive Vice President and Chief Financial Officer of Oneida Financial Corp. (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2011 and that to the best of his/her knowledge:

(6)	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(7)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

May 16, 2011	/s/ Michael R. Kallet
Date	President and Chief Executive Officer

May 16, 2011	/s/ Eric E. Stickels
Date	Executive Vice President and Chief Financial Officer

Exhibit 32.1